                                                                    Exhibit 21.1

                     List of Subsidiaries of the Registrant
                            as of December 31, 1997



 Name                           State of Organization       Doing Business As
-------                         ---------------------       -----------------

Aimnet Corporation                    California                  --

Clark Internet Services, Inc.         Maryland                    --

Compute Intensive Inc.                California              Network Intensive

Global Enterprise Services, Inc.      Colorado                Verio Northeast

Global Internet Network
  Services, Inc.                      Nebraska                    --

Verio Web Hosting, Inc.               Utah                    i-Server

Monumental Network Systems, Inc.      Virginia                    --

Verio-Pennsylvania, Inc.              Colorado                PREPnet

Verio-San Diego, Inc.                 Colorado                ATMnet

NorthWestNet, Inc.                    Washington                  --

On-Ramp Technologies, Inc.            Texas                       --